Exhibit 10.6

Execution Copy

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) the registrant customarily and actually treats such information as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

OPERATING AGREEMENT

OF

RE VENTURES I, LLC

THIS OPERATING AGREEMENT (the “Agreement”) is made and entered into as of July 19, 2019 (the “Effective Date”) by the parties listed on Schedule A (each a “Member” and, together with any Member subsequently admitted to the Company, collectively the “Members”).

WITNESSETH

WHEREAS, the parties hereto have formed and become members of a limited liability company named RE VENTURES I, LLC (the “Company”) under and pursuant to the Act for the purpose of engaging in such business activities authorized under the Act and as may be approved from time to time by the Members, subject to the limitations contained in this Agreement;

WHEREAS, the Members have formed the Company to initiate early stage drug discovery on available small molecules targeting Ectonucleotide pyrophosphatase phosphodiesterase 1 (“ENPP1”) for the treatment of Hypophosphatasia and the further research, development, manufacture, sale and exploitation of Company-owned technology;

WHEREAS, the parties hereto agree that their respective rights, powers, duties and obligations as members shall be governed by this Agreement as of the date of their admittance, and the management, operations and activities of the Company shall be governed by this Agreement on and after the date first above written; and

NOW, THEREFORE, in consideration of the terms, covenants and conditions contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et. seq., as amended from time to time.

“Additional Capital Contribution” has the meaning set forth in Section 3.4(e).

“Adjusted Capital Account” means the balance, if any, in a Member’s Capital Account as of the end of the relevant year, increased by the amount of the minimum gain that such Member is treated as being obligated to restore pursuant to the next to last sentence of Regulation Sections 1.704-2(g)(1) and (i)(5). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith. The Capital Accounts of the Members may be adjusted, at the discretion of the Tax Matters Representative, to reflect the fair market value of the assets of the Company, as determined by the Tax Matters Representative, upon an event described in Regulation Section 1.704-l(b)(2)(iv)(f)(5).

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly controls, is controlled by or is under common control with such specified Person; (b) any Person that directly or indirectly controls 50% or more of the outstanding equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities; or (c) any Person that is an officer of, manager of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, manager, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Agreement” means this Operating Agreement of the Company, as amended, modified or supplemented from time to time.

“Arbitration Rules” has the meaning set forth in Section 5.13.

“Board” means the Board of Managers described in Article V of this Agreement.

“Candidate Compounds” means a candidate quality compound as agreed from time to time by the SC.

“Capital Account” means the Capital Account maintained for each Member pursuant to Section 3.1 and adjusted in accordance with the Regulations under Section 704 of the Code.

“Capital Call Notice” means a written notice form the Company requiring Capital Contributions pursuant to Section 3.4. A “Capital Call Notice” shall set forth (i) the aggregate amount to contributed by the Members, (ii) the amount contributed by each of the Members, (iii) the number of Shares, if any, each Member will receive upon making its required Capital Contribution, and (iv) the date on which the contribution is due from each such Member, which date shall not be less than [***] days from the date that the Capital Call is delivered to the Member.

“Capital Contribution(s)” means the total amount of cash and the aggregate fair market value of all property, including intangible property (net of liabilities) (as determined in good faith by the Board on the date of contribution of such property or, in the absence of a Board, as determined in good faith by a Majority in Interest) contributed by a Member to the Company.

“Certificate” means the Certificate of Formation of the Company, as filed with the Office of the Secretary of State, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Shares” has the meaning set forth in Section 4.1.

“Company” means RE VENTURES I, LLC.

“Company Offer” has the meaning set forth in Section 7.2(b).

“Company Offer Notice” has the meaning set forth in Section 7.2(a).

“Distribution Threshold” means with respect to each Incentive Share, an amount equal to the amount of distributions that would be made to all outstanding Shares if, immediately prior to the issuance of an Incentive Share, all the assets of the Company were sold for their respective fair market values, the liabilities of the Company were paid in full, and the remaining proceeds were distributed in accordance with Article VIII.

“Effective Date” has the meaning set forth in the initial paragraph of this Agreement.

“ENPP1” has the meaning set forth in the recitals.

“ENPP1 Program” has the meaning set forth in Section 2.2.

“Event of Dissociation” means the bankruptcy or dissolution of a Member.

“Excluded Opportunity” has the meaning set forth in Section 5.12.

“Exscientia” means Exscientia Limited, a company limited by shares incorporated in Scotland

“Exscientia Service Agreement” means a research services agreement as between the Company and Exscientia dated on or about the date hereof that sets forth the services to be provided by Exscientia to the Company during Stage 1 and Stage 2.

“Fiscal Year” means the fiscal year ending December 31 or such other fiscal year required by the Code.

“Gross Income” means all items of income and gain that are included in the definition of Income or Loss.

“Incentive Shares” has the meaning set forth in Section 4.3.

“Income and Loss(es)” means taxable income or loss plus income exempt from federal income tax and reduced by any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulation Section 1.704-l(b)(2)(iv)(i) as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, adjusted to reflect book-tax disparities as required by Regulation Section 1.704-1(b)(2)(iv)(g).

“Interest” means the entire ownership interest of a Member in the Company at any particular time, including, without limitation, the right of such Member to participate in the Company’s Income or Losses, distributions and any and all benefits to which a Member may be entitled as provided in this Agreement and the Act, together with the obligations of such Member to comply with all the terms and conditions of this Agreement.

“Legal Representative” means, with respect to any individual, a duly appointed executor, administrator, guardian, conservator, personal representative or other legal representative appointed as a result of the death or incompetence of such individual.

“Majority in Interest” means, unless the context otherwise requires, the holders of more than 50% of the Percentage Interest of Members.

“Manager” shall refer to any Person named as a Manager in this Agreement and any Person who becomes a Manager as permitted by this Agreement, in each such Person’s capacity as (and during the period during which such Person serves as) a member of the Board. “Managers” shall refer collectively to all such Persons in such capacity.

“Member” has the meaning set forth in the initial paragraph of this Agreement and shall include any Person who becomes an additional, substitute or replacement Member as permitted by this Agreement, in such Person’s capacity as a Member of the Company. “Members” shall refer collectively to all such Persons in such capacity.

“Member Representative” has the meaning set forth in Section 7.7.

“Non-Contributing Member” has the meaning set forth in Section 3.4(e).

“Offeror” has the meaning set forth in Section 7.2.

“Participating Member” has the meaning set forth in Section 3.4(e).

“Percentage Interest” means, with respect to any Member at any time of determination, the fraction, expressed as a percentage, that the Shares held by such Member bears to the total issued and outstanding Shares at such time. The Share Ledger shall set forth, among other things, the Percentage Interests of the Members as modified from time to time pursuant to this Agreement. The sum of the Percentage Interests of the Members shall equal 100%.

“Person” means any natural person, partnership, joint venture, association, corporation, limited liability company, trust, estate or other entity.

“Phase II Clinical Study” means a clinical study that would satisfy the requirements of 21 C.F.R. § 312.21(b) or equivalent regulation in countries other than the United States.

“Proposed Sale” has the meaning set forth in Section 7.7.

“Proposed Shares” has the meaning set forth in Section 7.3(a).

“Purchase Right” has the meaning set forth in Section 3.4(e).

“Purchaser” has the meaning set forth in Section 7.3(a).

“Qualified Financing” means the issuance and sale by the Company to one or more venture capital, institutional or other investors (including natural persons, corporations, partnerships,

trusts, limited liability companies, associations or other entities) of equity securities of the Company that are senior or pari passu in rights and preferences to the Shares, where the aggregate gross proceeds received by the Company equals or exceeds [***].

“R&D Plan” has the meaning set forth in Section 5.4.

“R&D Program” means the research and development program contemplated by the R&D Plan and any future research and development plans initiated by the Company.

“Rallybio” means Rallybio IPB, LLC.

“Regulations” means the regulations (including any temporary regulations) issued under the Code by the Department of the Treasury, as they may be amended from time to time, or any applicable successor regulations. Reference herein to any particular section of the Regulations shall be deemed to refer to the corresponding provision of any applicable successor regulations.

“Requisite Interest” means unless the context otherwise requires, the holders of greater than [***] of the Percentage Interest of Members.

“Right of First Refusal Shares” has the meaning set forth in Section 7.2.

“Sale of the Company” means (a) a consolidation, merger or capital reorganization of the Company (except (i) into or with a wholly-owned subsidiary of the Company with requisite Member approval or (ii) a merger in which the beneficial owners of the Company immediately prior to such transaction hold more than fifty percent (50%) of the voting power in the resulting entity), (b) a sale of all or substantially all of the assets of the Company or (c) a Share Sale.

“SC” has the meaning set forth in Section 5.3.

“SC Members” has the meaning set forth in Section 5.3(b).

“Secretary of State” means the Secretary of the State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Executives” means the Chief Executive Officer of Rallybio and the Chief Executive Officer of Exscientia holding such office at such time, or their respective designees.

“Share Ledger” has the meaning set forth in Section 9.1(b).

“Share Offer Notice” has the meaning set forth in Section 7.2(c).

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires Shares representing more than 50% of the outstanding voting power of the Company.

“Shares” has the meaning set forth in Section 4.1.

“Stage 1” has the meaning set forth in Section 3.4(a).

“Stage 1 Completion” has the meaning set forth in Section 3.4(c).

“Stage 1 Contribution” has the meaning set forth in Section 3.4(a).

“Stage 1 Objective” means the discovery of [***] potency compounds for ENPP1.

“Stage 2” has the meaning set forth in Section 3.4(c).

“Stage 2 Contribution” has the meaning set forth in Section 3.4(c).

“Stage 2 Objective” means [***].

“Target Balance” means, with respect to any Member as of the close of any period for which allocations are made under Article VI, the amount such Member would receive (or be required to contribute) in a hypothetical liquidation of the Company as of the close of such period, assuming for purposes of any hypothetical liquidation (i) a sale of all of the assets of the Company at prices equal to the gross fair market value of such assets re-determined as of the end of the applicable Fiscal Year, and (ii) the distribution of the net proceeds from such sale to the Members pursuant to Section 8.4 (for this purpose, treating all outstanding Shares as fully vested), after the payment of all actual Company indebtedness and any other liabilities related to the Company’s assets (limited, in the case of nonrecourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities).

“Tax Distribution” has the meaning set forth in Section 6.6(b).

“Tax Matters Representative” has the meaning set forth in Section 9.4.

“Terminated Manager” has the meaning set forth in Section 5.2(b).

“Transfer” means the sale, assignment, transfer, pledge, hypothecation, mortgage or disposition, by gift or otherwise, of Shares.

ARTICLE II

ORGANIZATION OF THE COMPANY

2.1    Formation and Name of Company. The Members have caused the Certificate to be filed with the Office of the Secretary of State on July 18, 2019. The Members shall further execute, and shall cause the filing or recording with the proper offices of, any other certificates or instruments required by any limited liability company act, fictitious name act or similar statute in effect from time to time. The Board shall cause the Company to be qualified as a foreign limited liability company in those jurisdictions where qualification is deemed by them to be necessary or appropriate. The name of the Company is RE VENTURES I, LLC. The Board may change the name of the Company at any time and from time to time.

2.2    Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the State of Delaware and,

with respect to activities conducted in other jurisdictions, under the laws of such other jurisdictions, including to initiate early stage drug discovery on available small molecules targeting ENPP1 and thereafter the further research, development, manufacture, sale and exploitation of any Company-owned technology and compounds, including Candidate Compounds that result therefrom (the “ENPP1 Program”).

2.3    Registered Office; Registered Agent. The Company’s registered office initially shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808. The Board may establish places of business of the Company within and without the State of Delaware, as and when required by its business and in furtherance of its purposes, and may appoint agents for service of process in all jurisdictions in which the Company shall conduct business. The Board may cause the Company to change from time to time its resident agent for service of process, or the location of its principal office. The registered agent for service of process for the Company in the State of Delaware shall initially be Corporation Service Company located at the registered office described above.

2.4    Principal Place of Business. The principal place of business of the Company will initially be 400 Farmington Avenue, Suite R2818, Farmington, CT 06032 or such other place within or without the State of Delaware as the Board from time to time shall designate.

2.5    Term. The term of the Company commenced upon the filing of the Certificate with the Secretary of State and shall continue in perpetuity, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

ARTICLE III

CAPITAL CONTRIBUTIONS AND LIABILITY OF MEMBERS

3.1    Capital Accounts. For each Member (and each permitted assignee), the Company shall establish and maintain a separate Capital Account which shall generally be credited with the amount of Capital Contributions contributed by any Member plus the Member’s distributive share of Company Income and decreased by the amount of cash plus the fair market value of any property (net of liabilities) distributed to a Member plus the Member’s distributive share of Company Losses. The Capital Accounts shall be maintained in compliance with Regulations Section 1.704-1(b). If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x). The provisions of this Agreement shall be interpreted and applied in a manner consistent with such section of the Regulations. Upon the admission of additional Members, the Company shall adjust Capital Accounts as provided in Section 3.8(b). This Agreement shall apply to the Capital Account of each Member as of the date admitted as set forth on Schedule A.

3.2    Capital Contributions.

 (a)    The Company shall record each Member’s contribution to the capital of the Company in the Share Ledger. The value of any non-cash capital contribution to the Company shall be as stipulated in the Share Ledger. For avoidance of doubt, the parties acknowledge and agree that certain Members may enter into Services Agreements and unless otherwise agreed to by the Members, the services provided thereunder shall not be considered non-cash capital contributions to the Company.

 (b)    Each of Rallybio and Exscientia has made on or prior to the date of this Agreement the initial capital contribution set forth opposite such Member’s name under the heading “Initial Capital Contribution” on Schedule A attached hereto (each, an “Initial Capital Contribution”). Each Member’s initial Shares as of the date of this Agreement are reflected opposite such Member’s name on Schedule A hereto.

3.3    No Withdrawal of or Interest on Capital. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by him, her or it or to receive any other payment in respect of his, her or its interest in the Company, including without limitation as a result of the withdrawal or resignation of such Member from the Company, except as specifically provided in this Agreement.

3.4    Mandatory Capital Contributions; Additional Capital Contributions

 (a)    Upon receipt of a Capital Call Notice from the Company, [***] shall contribute Four Hundred Fifty Thousand Pounds Sterling (£450,000) to the Company (the “Stage 1 Contribution”) to fund the outsourced costs associated with Stage 1 of the ENPP1 Program as further described in the R&D Plan (“Stage 1”). For avoidance of doubt, no additional Shares will be issued to Exscientia and Rallybio in connection with the capital contribution made in accordance with this Section 3.4(a).

 (b)    In the event that the aggregate outsourced costs associated with Stage 1, including the first payment payable under the Exscientia Service Agreement, exceed [***] and the Board determines that additional funds are needed to achieve the Stage 1 Objective, upon receipt of a Capital Call Notice from the Company, Rallybio and Exscientia shall make equal capital contributions to the Company in accordance with this Section 3.4(b) and the terms set forth in the applicable Capital Call Notice. For purposes of calculating the number of additional Common Shares issued pursuant to a Capital Call Notice to both Members as contemplated by this Section 3.4(b), the Members agree that the pre-money valuation prior to completion of the Stage 1 Objective will be [***] Pounds Sterling (£[***]).

 (c)    If the SC determines that the Stage 1 Objective has been achieved (the “Stage 1 Completion”), it shall deliver written confirmation of such to the Board. Upon the Board’s confirmation of the Stage 1 Completion, the Company shall deliver to Exscientia and Rallybio a Capital Call Notice. Upon receipt of such Capital Call Notice, [***] shall contribute an amount equal to Eight Hundred Thousand Pounds Sterling (£800,000) minus the amount of cash remaining in the Company’s bank account on the day immediately prior to sending Exscientia and Rallybio such Capital Call Notice, to the Company (the “Stage 2 Contribution”) to fund the outsourced costs associated with Stage 2 of the ENPP1 Program as further described in the R&D Plan (“Stage 2”). For avoidance of doubt, no additional Shares will be issued to Exscientia and Rallybio in connection with the capital contribution made in accordance with this Section 3.4(c).

 (d)    In the event that the aggregate outsourced costs associated with Stage 2, including the second payment payable under the Exscientia Service Agreement, exceed [***] and the Board determines that additional funds are needed to achieve the Stage 2 Objective, upon receipt of a Capital Call Notice from the Company, Rallybio and Exscientia shall make equal capital contributions to the Company in accordance with this Section 3.4(d) and the terms set forth in the applicable Capital Call Notice. For purposes of calculating the number of additional Common Shares issued pursuant to a Capital Call Notice to both Members as contemplated by this Section 3.4(d), the Members agree that the pre-money valuation following the Stage 1 Objective but prior to completion of the Stage 2 Objective will be [***] Pounds Sterling (£[***]).

 (e)    In the Event that a Member does not make any portion of such additional Capital Contributions pursuant to a Capital Call Notice delivered in accordance with Section 3.4(b) or Section 3.4(d) (a “Non-Contributing Member”), then the other Member (the “Participating Member”) may contribute directly to the Company up to the entire amount of the unfunded portion of such additional Capital Contribution and if such contributions are made by the Participating Member, the Non-Contributing Member’s portion of the capital call (to the extent contributed by the Participating Member) shall be deemed an “Additional Capital Contribution” by the Participating Member and recorded as a Capital Contribution for such Participating Member in its Capital Account, and both the Non-Contributing Member’s and the Participating Member’s Percentage Interests will be adjusted to reflect such Additional Capital Contribution. If a Participating Member makes an Additional Capital Contribution, then the Non-Contributing Member shall have the right to purchase (the “Purchase Right”) all or a portion of the Common Shares transferred to the Participating Member on account of the Additional Capital Contribution if such Non-Contributing Member pays to the Participating Member all or any portion of such Additional Capital Contribution plus interest calculated at the rate of [***]% per annum measured from the date the Participating Member made the Additional Capital Contribution; provided, that such Purchase Right shall expire upon the earlier of (i) a Qualified Financing, and (ii) [***] after the Participating Member made the applicable Additional Capital Contribution.

 (f)    Except as otherwise provided in this Article III or required by law, no Member shall be obligated to contribute any additional capital to the Company. The Board may determine from time to time after achievement of the Stage 2 Objective that additional capital is necessary or appropriate to enable the Company to conduct its activities, including further research and development with respect to [***] and may seek (but not require) additional capital contributions from Members and others, on such terms as the Board may propose by written notice in its sole discretion, subject to the provisions of this Agreement. Any Member that makes an additional Capital Contribution (above those mandatory contributions contemplated by this Article III) shall receive additional Common Shares as set forth in the notice and his Percentage Interest shall be adjusted accordingly; provided each Member shall have the option to contribute [***] of any additional capital requested by the Company pursuant to this Section 3.4(f). For purposes of calculating the number of additional Shares issued to the Members pursuant to this Section 3.4(f), the Members agree that the pre-money valuation of the Company upon achievement of the Stage 2 Objective will be [***] Pounds Sterling (£[***]) until the earlier of (i) a Qualified Financing, and (ii) a Member’s Percentage Interest reaching one of the thresholds set forth in Section 3.4(i).

 (g)    In the event that a Member fails to make a capital contribution pursuant to a Capital Call Notice delivered in accordance with Section 3.4(a), Section 3.4(b), Section 3.4(c) or Section 3.4(d), the non-breaching Member may make an Additional Capital Contribution in accordance with Section 3.4(e).

 (h)    Each Member’s Percentage Interest shall be 50% from the Effective Date through the achievement of the Stage 2 Objective provided each Member satisfies its obligations set forth in in this Section 3.4.

 (i)    Notwithstanding anything to the contrary herein, neither Member’s Percentage Interest shall decrease below (i) [***] on a fully diluted basis prior to [***]; or (ii) [***] on a fully diluted basis at any time after [***].

3.5    Managers as Members. Any Manager may hold an interest in the Company as a Member, and such Person’s rights and interest as a Manager shall be distinct and separate from such Person’s rights and interest as a Member.

3.6    Liability of Members. Except to the extent required under the Act or as described in Section 6.8, the liability of the Members for the losses, debts and obligations of the Company shall be limited to their Capital Contributions. Without limiting the foregoing, (a) no Member, in his, her or its capacity as a Member (or, if applicable, as a Manager), shall have any liability to restore any negative balance in his, her or its Capital Account, and (b) the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members or Managers for liabilities of the Company.

3.7    Member Securities Representations. Each Member, by execution of this Agreement or an amendment hereto reflecting such Member’s admission to the Company, hereby represents and warrants to the Company (unless the Company agrees in writing with such Member that any such representation or warranty need not be made) that:

 (a)    He, she or it is acquiring the Shares for his, her or its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, or any rule or regulation thereunder.

 (b)    He, she or it understands (i) that the Shares he, she or it is acquiring has not been registered under the Securities Act or applicable state securities laws and cannot be resold unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available, (ii) that such registration under the Securities Act and such laws is unlikely at any time in the future and that neither the Company nor the Members nor the Managers are obligated to file a registration statement under the Securities Act or such laws and (iii) that the Transfer of the Shares are restricted in accordance with the terms of this Agreement.

 (c)    He, she or it has had such opportunity as he, she or it has deemed adequate to ask questions of and receive answers from the Managers concerning the terms and conditions of this Agreement and the Shares, and to obtain from representatives of the Company such information that the Company possesses or can acquire without unreasonable effort or expense, as is necessary to evaluate the merits and risks of an investment in the Company.

 (d)    He, she or it has, either alone or with his, her or its professional advisers, sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in investing in the Company and to make an informed investment decision with respect to such investment.

 (e)    He, she or it can afford a complete loss of the value of his, her or its investment in the Company and is able to bear the economic risk of holding such investment for an indefinite period.

 (f)    If it is an entity, it is duly organized, validly existing and in good standing under the laws of its state of organization and that it has full organizational power to execute and deliver this Agreement and to perform its obligations hereunder.

 (g)    He, she or it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; provided, however, that such representation need not be made in connection with the issuance of Incentive Shares to him, her or it pursuant to Rule 701 promulgated under the Securities Act.

 (h)    If he or she is an individual, then he or she resides in the state, province or other jurisdiction identified in his or her address set forth on Schedule A; if it is a partnership, corporation, limited liability company or other entity, then the office in which its principal place of business is located is identified in its address set forth on Schedule A.

 (i)    If he, she or it is not a United States person (as defined by Section 7701(a)(30) of the Code), he, she or it has satisfied himself, herself or itself as to the full observance of the laws of his, her or its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or Transfer of the Shares. His, her or its subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of his, her or its jurisdiction.

3.8    Admission of New Members.

 (a)    Board Approval. Subject to Section 3.8(b) below, additional Persons,

including those awarded Incentive Shares pursuant to Section 4.3, may be admitted to the Company as Members from time to time by the Board at a price per Share or for other consideration (including past or future service) to be determined by the Board.

 (b)    Execution of this Agreement; Initial Capital Contributions. As a condition to becoming a Member of the Company, all additional Members shall execute and deliver to the Company a joinder agreement or such number of counterpart signature pages to this Agreement as the Board may require, evidencing such Member’s intent to be bound by all of the terms and conditions of this Agreement. The initial Capital Contribution, if any, of any additional Member shall be paid in cash or cash equivalent at the time of such Member’s admission into the Company, or in consideration otherwise acceptable to the Board in its sole discretion. Schedule A and the Share Ledger shall be amended to reflect each additional Member admitted to the Company. Upon the admission of additional Members and the contribution of their initial Capital Contribution, if any, the Company shall adjust Capital Accounts in accordance with Regulations Sections 1.704- 1(b)(2)(iv)(f) and (g).

ARTICLE IV

LIMITED LIABILITY COMPANY INTERESTS

4.1    Limited Liability Company Interests to Be Evidenced by Shares. All Interests in the Company shall be denominated in units referred to as “Shares.” Initially, the total number of Shares of all classes that the Company shall have authority to issue shall be 10,000,000 Shares. The Shares shall initially consist of Common Shares and Incentive Shares (collectively, the “Common Shares”). The Common Shares and any other class of Shares issued hereunder shall hereinafter collectively be referred to as the “Shares.” The Board may, in its discretion, increase the number of authorized Shares from time to time. Shares shall be issuable from time to time in one or more classes or series, with such designations, preferences and rights as shall be fixed by the Board in the exercise of its sole discretion, subject to the Act and obtaining any consent required under this Agreement. The Board is hereby authorized to take all actions that it deems necessary or appropriate in connection with the issuance of Shares and the fixing of the designations, preferences and rights including amending this Agreement in any manner that is deemed necessary or appropriate to provide for each such issuance, and to admit additional Members in connection therewith.

4.2    Common Shares. Each “Common Share” will represent an Interest in the Company, will be designated as a Common Share of the Company and will be entitled to the distributions provided for such Shares in Section 6.6 and Article VIII.

4.3    Incentive Shares. Each “Incentive Share” will represent an Interest in the Company, will be designated as an Incentive Share of the Company and will be entitled to the distributions provided for such Shares in Section 6.6 and Article VIII. Shares may be reserved for issuance pursuant to a Company equity incentive plan for managers, officers or employees of, consultants to or other Persons that provide services to the Company and/or any of its Affiliates pursuant to agreements with such individuals, which shall be in a form and substance satisfactory to the Board and such Persons shall become Members in accordance with Section 3.8. Grants of Incentive Shares pursuant to this Section 4.3 shall be determined from time to time by the Board. In the event that any of such Incentive Shares are redeemed or otherwise repurchased by the Company, the number of such Incentive Shares shall again be available for grant by the Board in accordance with this Section 4.3 and shall be added to the number of available Incentive Shares. The Incentive Shares are intended to be “profits interests” for U.S. federal income tax purposes as that term is defined in Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191. The provisions of this Agreement will be interpreted in accordance with such intent. The Incentive Shares shall have Capital Accounts associated therewith on the date of issuance of zero dollars and shall not at any time receive any distribution that would cause the Capital Account associated therewith to have a negative value. In accordance with the foregoing, it is intended that at the time of issuance of any Incentive Shares that there shall be no liquidation value attributable thereto. Notwithstanding anything to the contrary in this Agreement, the Board may defer any distribution that would otherwise be made in respect of any Incentive Shares pursuant to this Agreement, to the extent the Board determines such reduction is necessary or appropriate to procure that such Incentive Shares will be treated as a “profits interest” as that term is defined in Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191. The Company and the Members holding Incentive Shares shall file all tax returns consistent with such characterization. Upon issuance of any Incentive Shares, the Board shall specify the Distribution Threshold in respect of such Incentive Shares (“Incentive Share Distribution Threshold”). The Incentive Share Distribution Threshold shall be adjusted by the Board from time to time to take into account any Capital Contributions, including any Capital Contributions of Members holding Incentive Shares.

4.4    Voting. At all meetings of Members (and in actions in lieu of meetings), the holders of the Common Shares shall be entitled to vote in accordance with each such holder’s Percentage Interest. There shall be no cumulative voting with respect to any Shares. The number of authorized Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a Majority in Interest and without a separate class vote of Shares.

4.5    Other Issuances. Shares shall be issued at the direction of the Board.

4.6    Shares Fully Paid and Nonassessable. Upon issuance of the Shares as provided in this Agreement, the Shares so issued shall be deemed to be validly issued, fully paid and nonassessable.

4.7    Certificates. The Company may, but shall not be required to, issue to Members a certificate or certificates signed by a Manager specifying the series or class of Shares held by such Member which signature may be a facsimile or other electronic signature. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Board. Upon the issuance of any substitute share certificate evidencing such Shares, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Each certificate shall bear legends on the reverse side thereof substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION PROVIDED FROM REGULATIONS UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT (A) PURSUANT TO AND IN CONFORMITY WITH (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) ANY THEN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND (B) PURSUANT TO AND IN CONFORMITY WITH ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. OTHER THAN PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, NO SUCH OFFER OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS, IF REQUESTED BY IT, RE VENTURES I, LLC (THE “COMPANY”) HAS RECEIVED A WRITTEN LEGAL OPINION OF COUNSEL (SUCH COUNSEL AND OPINION REASONABLY ACCEPTABLE TO IT) TO THE EFFECT THAT SUCH OFFER OR SALE DOES NOT VIOLATE THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, DATED AS OF JULY 19 2019, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

ARTICLE V

MANAGEMENT

5.1    Management of the Company. The business and affairs of the Company shall be managed by or under the direction of a Board of Managers, who may exercise all of the powers of the Company except as otherwise provided by law or this Agreement (including, without limitation, Section 5.5 below). In the event of a vacancy in the Board, the remaining Managers, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. All management and other responsibilities not specifically reserved to (i) the SC in this Agreement, or (ii) the Members in the Act or in this Agreement shall be vested in the Board, and the Members shall have no voting rights except as specifically provided in this Agreement. Each Manager shall devote such time to the affairs of the Company as may be reasonably necessary for performance by the Manager of his, her or its duties hereunder, provided such Person shall not be required to devote full time to such affairs. Each Manager shall, in the performance of his, her or its duties as such, owe to the Members fiduciary duties, including duties of loyalty and care, of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware. Specifically, but not by way of limitation, but subject to the provisions of Section 5.5, the Board shall be authorized in the name and on behalf of the Company to cause the Company to do all things necessary or appropriate to carry on the business and purposes of the Company, including without limitation the following:

 (a)    to issue the Shares;

 (b)    to conduct the business of the Company in any state, territory or possession of the United States or in any foreign jurisdiction;

 (c)    to acquire by purchase, lease, exchange or otherwise, and to sell, finance, refinance, encumber and otherwise deal with, any real, personal or intellectual property, including, without limitation, subsidiaries;

 (d)    to borrow money and issue evidences of indebtedness or to guarantee loans and to secure the same by mortgage, deed of trust, pledge or other lien on any assets or property of the Company and to pay, prepay, extend, amend or otherwise modify the terms of any such borrowings and to raise additional capital;

 (e)    to employ executive, administrative and support personnel in connection with the business of the Company, to pay salaries, expense reimbursement, employee benefits, fringe benefits, bonuses and any other form of compensation or employee benefit to such Persons, at such times and in such amounts as may be determined by the Board in its sole discretion, in order to provide executive, administrative and support services in connection with the business of the Company;

 (f)    to hire or employ such agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Company, and to pay fees, expenses, salaries, wages and other compensation to such Persons as may be determined by the Board in its sole discretion;

 (g)    to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

 (h)    to determine the appropriate accounting method or methods to be used by the Company;

 (i)    to cause the Company to make or revoke any of the elections referred to in Sections 108, 704, 709, 754 or 1017 of the Code or any similar provisions enacted in lieu thereof, or in any other Section of the Code;

 (j)    to establish and maintain reserves for such purposes and in such amounts as it deems appropriate from time to time;

 (k)    to pay all organizational expenses and general and administrative expense of the Company from Company funds;

 (l)    to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

 (m)    to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the Company, including without limitation, any Member or Manager;

 (n)    to pay any and all fees and to make any and all expenditures that it, in its sole discretion, deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, fees, reimbursements and expenditures payable to a Member or Manager;

 (o)    to cause the Company and its properties and assets to be maintained and operated in such manner as the Board may determine, subject, however, to obligations imposed by applicable laws or by any mortgage or security interest encumbering the Company and such properties and assets from time to time, and by any lease, rental agreement or other agreement pertaining thereto;

 (p)    to cause to be obtained and continued in force all policies of insurance required by any mortgage, lease or other agreement relating to the Company’s business or any part thereof, or determined by the Board to be in the best interests of the Company;

 (q)    to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company, unless the same are contested by the Company;

 (r)    to define and institute all Company policies;

 (s)    to exercise all powers and authority granted by the Act to Managers, except as otherwise provided in this Agreement;

 (t)    to approve the R&D Plan and any modifications thereto,

 (u)    to approve any subsequent research and development plans proposed by the SC or a Member;

 (v)    to determine the patent strategy for all Company-owned technology;

 (w)    to approve the ENPP1 Program budget on an annual basis; and

 (x)    to perform any other act that the Board may deem necessary, convenient or desirable for the Company or its business.

5.2    Managers.

 (a)    Number and Designation. Except as contemplated by Section 5.2(c), each Member agrees to vote, or cause to be voted, all Shares owned by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at two (2) Managers.

 (b)    Board Composition. Each Member Agrees to vote, or cause to be voted, all Shares owned by such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Members at which an election of Managers is held or pursuant to any written consent of the Members, the following persons shall be elected to the Board:

(i)    one (1) individual which shall be designated by Exscientia, which individual shall initially be [***]; and

(ii)    one (1) individual which shall be designated by Rallybio, which individual shall initially be [***]

 (c)    Additional Manager. Notwithstanding anything to the contrary in this Article V, in the event one Member’s Percentage Interest is greater than [***], then the Members shall vote to increase the number of authorized Managers to three (3) and such Member with a Percentage Interest greater than [***] shall have the right to designate two (2) of the three (3) Managers.

 (d)    Termination. Upon the death, resignation or removal of any Manager (a “Terminated Manager”): (i) such Terminated Manager shall have no further authority under this Agreement as a Manager; (ii) such Terminated Manager shall have no further obligations or rights under this Agreement (except for liabilities and rights accruing prior to the date of death, resignation or removal, including rights to indemnification under Section 5.10 that related to actions or omissions occurring during such Person’s service as a Manager); and (iii) no writing or instrument shall be required to be executed by the Company or the Terminated Manager to reflect such cessation of service, except that the Terminated Manager (or his, her or its Legal Representative or attorney-in-fact, as provided in the following paragraph) shall execute and deliver any agreement, instrument, certificate or document, including an amendment to the Certificate, which may be reasonably required to reflect that the Terminated Manager is no longer a Manager of the Company. Each Person now or hereafter serving as a Manager of the Company, by execution of this Agreement, an amendment hereto or an instrument acknowledging that it is bound hereby, hereby constitutes and appoints each other Person who may from time to time be serving as a Manager, and each of them acting singly, such Manager’s agent and attorney-in-fact for the purpose of executing and delivering any and all agreements, instruments and other documents (including, without limitation, an amendment to the Certificate) as are necessary or appropriate to reflect that he, she or it is no longer a Manager of the Company following the death, resignation or removal, which power of attorney is hereby agreed and acknowledged to be coupled with an interest and irrevocable, and shall survive the death, dissolution, bankruptcy or incapacity of any Manager until such time as the withdrawal of such Manager from the Company has been reflected by all necessary or appropriate agreements, instruments and other documents.

 (e)    Resignation. Any Manager may resign by delivering his, her or its written resignation to the Company at its principal office or to the Company’s Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

 (f)    Removal and Appointment of Successor; Vacancies. Any Manager may be replaced or removed with or without cause by a Majority in Interest; provided that any Manager elected Pursuant to Section 5.2(b) or Section 5.2(c) may not be removed without cause unless such removal is directed or approved by the affirmative vote of the Member entitled to designated that Manager. Any vacancies created by the resignation, removal or death of a Manager shall be filled pursuant to the provisions of Section 5.2(b) or Section 5.2(c) or by any remaining Manager elected by the same Member entitled under Section 5.2(b) or 5.2(c) to fill such vacancy.

 (e)    Regular Meetings. Regular meetings of the Board may be held at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board.

 (f)    Special Meetings. Special meetings of the Board may be held at any time and place, within or without the State of Delaware, designated by the Company’s Chief Executive Officer or by a majority in number of the Managers.

 (g)    Notice of Meetings. Notice of any meeting of the Board shall be given to each Manager by the Company’s Chief Executive Officer or Secretary or by one of the Managers calling the meeting. Notice shall be duly given to each Manager (i) in person, by telephone or by facsimile at least 72 hours in advance of the meeting, (ii) by messenger, to the Manager’s last known business or home address at least 72 hours in advance of the meeting, (iii) by electronic mail at least 72 hours in advance of the meeting, provided that such Manager has provided the Company with an electronic mail address, or (iv) by mailing written notice to the Manager’s last known business or home address at least 7 days in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Any Manager attending such a meeting shall be deemed to have waived notice of such meeting, except where a Manager attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called. Unless otherwise indicated in the notice of any such meeting, any and all business may be transacted at such meeting.

 (h)    Meetings by Telephone Conference Calls. Managers or any members of any committee designated by the Managers may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

 (i)    Quorum. A majority of the total number of the members of the Board shall constitute a quorum at all meetings of the Board. In the absence of a quorum at any such meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

 (j)    Action at Meeting. At any meeting of the Board at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is required by law, the Certificate or this Agreement.

 (k)    Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and such consents are filed with the minutes of proceedings of the Board or committee.

 (l)    Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee (other than the SC) to consist of one or more of the Managers. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint one of such alternate members of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the Act, the Certificate and this Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business but, unless otherwise provided by the Managers or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in this Agreement for the Board.

 (m)    Compensation of Managers. The Company shall reimburse the non- employee Managers for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board.

 (n)    Insurance. The Company shall cause Directors & Officers liability insurance to be maintained until such time as the Board determines that such insurance should be discontinued, in an amount and on terms and conditions satisfactory to the Board, but, in any event, no less than $2,000,000.

 (o)    No Liability for Election of Recommended Managers. No Member, nor any Affiliate of any such Member, shall have any liability solely as a result of designating an individual for election as a Manager in accordance with the provisions of this Agreement, for any act or omission by such designated individual in his or her capacity as a Manager, nor shall any Member or any Affiliate of such Member have any liability solely as a result of voting for any such designee in accordance with the provisions of this Agreement.

5.3    Steering Committee. For so long as each of Exscientia and Rallybio each have a Percentage Interest equal to or greater than [***], the Members will form a steering committee (the “SC”), which will be comprised of an equal number of representatives from each Member, as provided further below.

 (a)    Responsibilities. The SC shall be responsible for overall oversight of the initial R&D Plan and any subsequent research and development plans and certain intellectual property matters and regulatory matters, in each case, as set forth in this Agreement. The SC shall have the following responsibilities:

(i)    to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the purposes of the Company as set forth in the R&D Plan and any subsequent research and development plans;

(ii)    to designate criteria for the Stage 1 candidates and Candidate Compound nominations;

(iii)    to oversee completion of the Stage 2 Objective;

(iv)    to manage the operational aspects of the Company;

(v)    to execute on the patent strategy for all Company-owned technology, as determined by the Board, including prosecution, enforcement and defense of Company intellectual property rights;

(v)    to monitor progress of activities under the initial R&D Plan and any subsequent research and development plans;

(vi)    to recommend modifications to the initial R&D Plan and any subsequent research and development plans, as applicable;

(vii)    to propose additional or new research and development plans;

(viii)    to recommend new programs for the Members to consider; and

(ix)    to perform such other functions as the Board may delegate to the SC or the Members may otherwise agree in writing.

 (b)    Membership; Chair. The SC shall be comprised of four (4) members (the “SC Members”), with two (2) members appointed by Exscientia and two (2) members appointed by Rallybio. The SC shall be chaired by a representative of Rallybio and either Member may appoint substitute or replacement members of the SC to serve as their representatives upon notice to the other Member; provided that the Members shall use reasonable efforts to maintain continuity in representation on the SC. The initial SC Members shall be appointed by the Members within thirty (30) days following the Effective Date.

 (c)    Decision Making.

(i)    Decisions by Consensus. Decisions within the scope of the SC’s authority shall be made by consensus with each SC Member having one (1) vote. A quorum comprised of three (3) members of the SC must be present in order for the SC to vote on any and all decisions within the scope of the SC’s authority.

(ii)    Escalation to Senior Executives. In the event that the SC does not reach a consensus agreement with respect to any material decision within five (5) business days following a vote on such decision, the matter may, at the request of either Member, be referred to the Senior Executives for resolution. If the Senior Executives do not reach agreement on such matter within ten (10) business days after the date on which the matter is referred to them, then the Members shall submit such matter to arbitration pursuant to Section 5.13.

 (d)    SC Meetings. The SC shall meet in-person or via teleconference on a quarterly basis or more frequently as necessary to make decisions or confirmations required herein or as may be otherwise agreed upon. The Company shall reimburse the non-employee SC Members for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the SC. Written notice of each meeting of the SC shall be given to each SC Member (i) in person, by telephone or by facsimile at least 72 hours in advance of the meeting, (ii) by messenger, to the SC Member’s last known business or home address at least 72 hours in advance of the meeting, (iii) by electronic mail at least 72 hours in advance of the meeting, provided that such SC Member has provided the Company with an electronic mail address, or (iv) by mailing written notice to the SC Member’s last known business or home address at least 7 days in advance of the meeting.

 (e)    Member Control. Notwithstanding anything to the contrary in this Section 5.3, in the event one Member’s Percentage Interest is greater than [***], then the SC shall be disbanded and such Member shall assume all decision making authority for matters that are delegated to the SC by this Agreement.

5.4    R&D Plan. Within thirty (30) calendar days following the Effective Date, the Members shall prepare a research and development plan mutually agreeable to the Members based on the initial draft outline attached as Exhibit 1 (the “R&D Plan”), which shall be presented to the Board for approval. The R&D Plan shall describe the stages of, and each Members’ responsibilities related to the ENPP1 Program. The Members intend for the R&D Plan to be reviewed or modified, as applicable, as least annually.

5.5    Members.

 (a)    Place of Meetings. All meetings of Members shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board or the Company’s Chief Executive Officer or, if not so designated, at the principal place of business of the Company.

 (b)    Meetings. No meeting of Members is required to be held. If so determined by the Board, there may be held an annual meeting of Members for the transaction of such business as may properly be brought before the meeting. Such annual meeting, if held, shall be held on a date to be fixed by the Board or the Company’s Chief Executive Officer at the time and place to be fixed by the Board or the Company’s Chief Executive Officer and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in this Agreement to the annual meeting of the Members shall be deemed to refer to such special meeting. Special meetings of Members may be called at any time by the Board or the Company’s Chief Executive Officer.

 (c)    Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of Members, whether annual or special, shall be given no less than ten nor more than sixty (60) days before the date of the meeting to each Member entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Member at his, her or its address as it appears on the records of the Company.

 (d)    Quorum. Except as otherwise provided by law or this Agreement, a Majority in Interest, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business.

 (e)    Adjournments. Any meeting of Members may be adjourned to any other time and to any other place at which a meeting of Members may be held under this Agreement by the Members present or represented at the meeting, although less than a quorum, or, if no Member is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any Member of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

 (f)    Voting and Proxies. Except as otherwise provided by this Agreement, each Member of record shall be entitled to vote at a meeting of Members, or to express consent or dissent to Company action in writing without a meeting. A Member may vote or express such consent or dissent in person or may authorize another Person or Persons to vote or act for him, her or it by written proxy executed by the Member or his, her or its authorized agent and delivered to any officer of the Company. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

 (g)    Action at Meeting. When a quorum is present at any meeting, the Members representing a Majority in Interest shall decide any matter to be voted upon by the Members at such meeting, except when a different vote is required by express provision of law, the Certificate or this Agreement.

 (h)    Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by the Members having not less than the minimum aggregate Percentage Interests that would be necessary to authorize or take such action at a meeting at which all Members to vote on such action were present and voted. Prompt notice of the taking of an action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

5.6    Member Approval Requirements.

 (a)    Notwithstanding the provisions of Section 5.1 and 5.7 or any other provisions of this Agreement to the contrary, without the prior written approval by a Majority in Interest of the Members entitled to vote, the Managers shall not cause the Company to (and the Company shall not):

(i)    liquidate, terminate or dissolve the Company; or

(ii)    consummate a Sale of the Company.

5.7    Officers.

 (a)    Enumeration. The officers of the Company may, but are not required to, consist of a President and Chief Executive Officer, a Treasurer, a Secretary and such other officers with such other titles as the Board shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each officer shall devote such time to the affairs of the Company as may be reasonably necessary for performance by the officer of his or her duties hereunder, provided such officers shall not be required to devote full time to such affairs, unless otherwise determined by the Board. Each officer of the Company shall, in the performance of his or her duties as such, owe to the Members fiduciary duties, including duties of loyalty and care, of the type owed by officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.

 (b)    Election. Officers may be appointed by the Board by written consent or at any of its meetings.

 (c)    Qualification. No officer need be a Member or a Manager. Any two or more offices may be held by the same person.

 (d)    Tenure. Except as otherwise provided by law, by the Certificate or by this Agreement, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.

 (e)    Resignation and Removal.

(i)    Any officer may resign by delivering his or her written resignation to the Company at its principal office or to the Company’s Chief Executive Officer, President or Secretary or any Manager. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(ii)    Any officer may be removed at any time, with or without cause, by the Board.

(iii)    Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Company.

 (f)    Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any office. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

 (h)    President and Chief Executive Officer. The President and Chief Executive Officer shall, subject to the direction of the Board, have general charge and supervision of the business of the Company, and shall perform such other duties and shall have such other powers as the Board may from time to time prescribe.

 (i)    Treasurer. The Treasurer shall perform such duties and shall have such powers as the Chief Executive Officer may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Agreement, to disburse such funds as ordered by the Board, to make proper accounts of such funds and to render as required by the Board statements of all such transactions and of the financial condition of the Company.

 (j)    Secretary. The Secretary shall perform such duties and shall have such powers as the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of Members and special meetings of the Board, to attend all meetings of Members and the Board and keep a record of the proceedings, to maintain the Share Ledger and prepare lists of Members and their addresses as required and to be custodian of the Company records.

 (k)    Salaries. Each officer of the Company shall be entitled to such salary, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

5.8    Interpretation of Rights and Duties of Managers and Members. To the fullest extent permitted by the Act and other applicable law, and to the extent not inconsistent with the specific provisions of this Agreement or the Certificate, it is the intention of the parties that:

 (a)    the Board shall have the power to do any and all acts, statutory and otherwise, with respect to the Company that the board of directors of a Delaware corporation would have with respect to such Delaware corporation; and

 (b)    no Member, in his, her or its capacity as a Member, shall have any power or authority whatsoever with respect to the management of the business and affairs of the Company.

5.9    Binding the Company.

Except as the Board may generally or in any particular case or cases otherwise authorize, and subject to the other provisions of this Agreement and the Certificate, the Chair of the Board, if any, the President, the Treasurer and the Secretary, each SC Member, or any of them acting singly, may execute all deeds, leases, contracts, bonds, notes, checks, drafts or other obligations to be made, accepted or endorsed by the Company.

5.10    Contracts with Members. With the approval of the Board in each case, the Company may engage in business with, or enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any Member or Affiliate of a Member, and may pay compensation in connection with such business, goods, services or space, provided in each case the amounts payable thereunder are reasonably comparable to those that would be payable to unaffiliated Persons under similar agreements, and if the determination of such amounts is made in good faith it shall be conclusive absent manifest error.

5.11    Indemnification and Exculpation. No Manager, or his, her or its Affiliates, or any officer of the Company, or any SC Member, or the Tax Matters Representative shall have any liability to the Company or to any Member for any loss suffered by the Company that arises out of any action or inaction of any Manager or his, her or its Affiliates or officer or SC Member or the Tax Matters Representative, if such Manager or his, her or its Affiliates or officer or SC Member or the Tax Matters Representative, as the case may be, in good faith, determined that such course of conduct was in the best interests of the Company and if such course of conduct did not constitute gross negligence or willful misconduct of such Manager or his, her or its Affiliates or officer or SC Member or the Tax Matters Representative. Each Manager and his, her or its Affiliates, each officer, each SC Member and the Tax Matters Representative shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it with respect to actions taken by such Manager or his, her or its Affiliates or officer or SC Member or the Tax Matters Representative on behalf of the Company, provided that the Company shall not indemnify any Person with respect to any matter as to which such Person shall have been adjudicated in any proceeding to have acted with gross negligence or willful misconduct. Without limiting the foregoing, such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the Person indemnified to repay such payment if such Person shall be adjudicated not to be entitled to indemnification under this Section 5.11, which undertaking may be accepted without reference to the financial ability of such Person to make repayment. Any indemnification to be provided hereunder may be provided although the Person to be indemnified is no longer a Manager or an Affiliate of a Manager or an officer or a SC Member or the Tax Matters Representative. Any indemnity under this Section 5.11 shall be paid from, and only to the extent of, Company assets, and no Member shall have any personal liability on account thereof. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Members or disinterested Managers or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager (or an Affiliate of a Person who has ceased to be a Manager) or officer or SC Member or the Tax Matters Representative and shall inure to the benefit of the heirs, executors and administrators of such a Person. Any repeal or modification of the foregoing provisions of this Section 5.11 by the Members shall not adversely affect any right or protection of a Manager or officer or SC Member or the Tax Matters Representative existing at the time of, or increase the liability of any Manager or officer or SC Member or the Tax Matters Representative with respect to any acts or omissions of such Manager or officer or SC Member or Tax Matters Representative occurring prior to, such repeal or modification.

5.12    Excluded Opportunity. The Members expressly acknowledge and agree that each other Member may engage independently or with others, for its own account and for the accounts of others, in other business ventures and investment activities of every nature and description whether such ventures are competitive with the Company’s business or otherwise. Without limiting the foregoing, in the event that a Manager acquires knowledge of an Excluded Opportunity that may be an opportunity for both the Company and the Manager or Member, the Members expressly renounce any interest or expectancy that such Manager or Member offer an opportunity to participation, or be informed about such Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of a Manager, so long as such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such Manager’s capacity as a partner, member, director, shareholder, employee agent or other related Person of a Member or otherwise in a manner unrelated to the Manager’s service to the Company.

5.13    Arbitration. Any material decision on which (a) the Managers cannot reach agreement or (b) the Senior Executives cannot reach agreement pursuant to Section 5.3(c)(ii), shall be resolved by binding arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce in force at the time of the commencement of the arbitration (the “Arbitration Rules”). There shall be three (3) arbitrators. Each Member shall nominate one arbitrator. The president of the arbitral tribunal shall be nominated by the co-arbitrators within 30 days from the confirmation of the two co-arbitrators. If a Member fails to appoint an arbitrator or the Member-nominated arbitrators fail to nominate the president, such arbitrators shall be appointed in accordance with the Arbitration Rules. The decision of the arbitral tribunal shall be binding upon the Members. The place of the arbitration shall be New York, New York. The language of the arbitration shall be English.

ARTICLE VI

ALLOCATION OF INCOME AND LOSS; DISTRIBUTIONS

6.1    Allocation of Income and Loss. After giving effect to the special allocations set forth in Section 6.2, Income and Loss for any year or portion thereof shall be allocated among the

Members in such ratio or ratios as may be required to cause Capital Account balances of the Members (determined after crediting to each Member’s Capital Account any amount that the Member is deemed obligated to restore under Regulations Section 1.704-2) to equal, as nearly as possible, their Target Balances. The contribution agreements and other agreements between the Company and the Members, together with this Agreement, constitute the “partnership agreement” of the Company for purposes of Section 704 of the Code and the Regulations thereunder.

6.2    Special Allocations. Notwithstanding any other provision of this Article VI, the following special allocations shall be made in the following order:

 (a)    Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain (as such term is defined by Regulation Section 1.704-2(d) but substituting the term “Company” for the term “partnership” as the context requires) during any Fiscal Year, the Members shall be specially allocated Gross Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulation Section l.704- 2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Section l.704-2(f)(6). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement in such section of the Regulations and shall be interpreted consistently therewith.

 (b)    Member Minimum Gain Chargeback. If during any Fiscal Year there is a net decrease in Member Nonrecourse Debt Minimum Gain (as such term is defined by Regulation Section 1.704-2(i)(3) but substituting the term “Member” for the term “partner” as the context requires), then each Member shall be specially allocated Gross Income for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the manner provided in Regulation Section 1.704- 2(i)(4). This Section 6.2(b) is intended to comply with the partner nonrecourse debt chargeback provisions of Regulation Section 1.704-2(i).

 (c)    Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution of the type contemplated by Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in the Adjusted Capital Account of such Member as quickly as possible. It is intended that this Section 6.2(c) qualify as a “qualified income offset” within the meaning of Regulations Section 1.704 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

 (d)    Limitation on Allocation of Net Loss. If the allocation of Losses (or items of loss or deduction) to a Member as provided in Section 6.1 hereof would create or increase an Adjusted Capital Account deficit, there shall be allocated to such Member only that amount of Losses (or items of loss or deduction) as will not create or increase an Adjusted Capital Account deficit. The Losses (or items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Interests, subject to the limitations of this Section 6.2(d).

 (e)    Certain Additional Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704 1(b)(2)(iv)(m)(2) or Regulations Section 1.704- 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the Company in the event that Regulations Section 1.704 1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704 1(b)(2)(iv)(m)(4) applies.

 (f)    Member Nonrecourse Deductions. Member Nonrecourse Deductions (as defined in Regulation Section l.704-2(i)(2) but substituting the term “Member” for the term “partner” as the context requires) shall be allocated as prescribed in Regulation Section 1.704- 2(i)(1).

 (g)    Noncompensatory Options. If, as a result of an exercise of a noncompensatory warrant or option to acquire an Interest, a Capital Account reallocation is required under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x).

 (h)    Curative Allocations. The allocations set forth in Sections 6.2(a) through 6.2(g) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704 1(b) and 1.704 2(i). Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

6.3    Allocations for Tax Purposes. In accordance with Section 704(c) of the Code and the Regulations thereunder, taxable income, gain, loss or deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variations between the adjusted basis of such property to the Company for federal income tax purposes and its initial “book value” as such term is defined in Section 1.704- 3(a)(3). Taxable income, gain, loss or deduction attributable to contributed property shall be allocated among the Members as required by Section 704(c) of the Code for tax purposes, but shall not affect the Capital Accounts, except as required by Regulation Section 1.704-l(b)(2)(iv).

6.4    Determination by the Board of Certain Matters. Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis; and, consistent therewith, the Board may create reserves for estimated accrued expenses, liabilities or contingencies. All matters not expressly provided for by the terms of this Agreement concerning the valuation of assets of the Company, and the allocation of Income, Loss, items of income, deduction, gain, loss, credit and other matters, among the Members, including taxes thereon, and accounting procedures shall be determined by the Board.

6.5    Effect of Transfer. If any Interest in the Company is Transferred, the proportionate Capital Account and Percentage Interest attributable to such Interest in the Company shall continue to be attributable to such Interest in the Company.

6.6    Distributions.

(a)    Distributions Upon a Sale or Liquidation. In the event of a Sale of the Company, a liquidation, dissolution or winding up under Article VIII, a recapitalization, or other similar non- ordinary course distribution of capital in which the proceeds from such transaction are received by the Company, such proceeds shall be distributed to the Members in proportion to their Percentage Interests in exchange for the Shares held by such Members. Each Member shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from any such transaction as reasonably requested by the Board.

Notwithstanding anything in this Section 6.6(a) to the contrary, for each Member holding Incentive Shares, any distributions made pursuant to this Section 6.6(a) with respect to such Incentive Shares, as applicable, shall be made only after the aggregate distributions made pursuant to this Section 6.6(a) to other Members equal to such Member’s Incentive Share Distribution Threshold, if any, for each such respective Member’s Incentive Shares. The amount of any distributions not made to such Member by reason of the previous sentence shall instead be distributed to the other Members (including any Member holding Incentive Shares whose Distribution Threshold has been met) in accordance with this Section 6.6(a).

 (b)    Distributions of Available Cash. Except upon dissolution of the Company pursuant to Article VIII, and subject to the reasonably anticipated business needs and opportunities of the Company and the requirements of any lender, including the establishment of reasonable reserves, any cash available for distribution by the Company from the operations of the Company in the ordinary course of its business shall be distributed, at the sole discretion of the Board, after payment of expenses, to the Members in proportion to their Percentage Interests.

 (c)    Tax Distributions. Notwithstanding the foregoing, if the Company has Income for federal income tax purposes for any calendar year, then the Board shall cause the Company to distribute at least enough cash (a “Tax Distribution”) to each Member so that each Member receives sufficient cash, when combined with all other distributions pursuant to this Section 6.6 and Section 8.4 to such Member in the current calendar year, to pay his, her or its income tax liability with respect to such Member’s share of the Income of the Company for such year to the extent such Income for the current year exceeds the amount of unused Losses allocated to such Member in prior years, if any, assuming that each Member is subject to the maximum corporate federal, state and local income tax rates for a resident of New York, New York with respect to his, her or its share of such Income. Notwithstanding the foregoing, any Tax Distribution may be reduced or not made with respect to any calendar year to the extent that the Board reasonably determines that there is not adequate cash available to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements and replacements. Tax Distributions shall be advanced against and shall reduce the amount of future distributions to each Member.

6.7    Distribution of Assets in Kind. No Member shall have the right to require any distribution of any assets of the Company in kind. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined in good faith by the Board. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board, receive separate assets of the Company and not an interest as a tenant- in-common with other Members so entitled in any asset being distributed.

6.8    Withholding. The Company is authorized to withhold from distributions, or with respect to allocations to the Members, and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld and/or paid pursuant to the Code or any provisions of any other federal, state or local law or any foreign law. All amounts withheld and/or paid pursuant to the Code or any provision of any federal, state, local or foreign tax law with respect to any distribution or allocation to the Members, which amounts were withheld as a result of a Member’s status or other specific characteristics, shall be treated as amounts distributed to the Member with respect to which such amount was withheld and/or pursuant to this Section 6.8 for all purposes under this Agreement. To the extent that the aggregate of such payments allocable to a Member for any period exceeds the cash distributions to which such Member is entitled for such period, the Board shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the Company of such amount by wire transfer, which payment shall not constitute a Capital Contribution and, consequently, shall not affect the Capital Account of such Member. For the avoidance of doubt, amounts described in this Section 6.8 include amounts paid by the Company pursuant to an audit of the Company subject to the Bipartisan Budget Act of 2015. The Company will cooperate with any reasonable request from any Member to obtain reduction of or relief from any withholding, including without limitation, any withholding imposed pursuant to Section 1446 of the Code. The provisions of this Section 6.8 shall survive indefinitely and shall not terminate, without regard to any transfer of a Member’s Shares, withdrawal as a Member, or liquidation, dissolution or termination of the Company.

6.9    Other Tax Provisions.

(a)    For any Fiscal Year or other period during which any part of an Interest in the Company is transferred between the Members or to another person, the portion of the Income and Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of an Interest shall be apportioned between the transferor and the transferee by taking into account their varying Interests during such Fiscal Year pursuant to Code Section 706 and Regulations Section 1.706-4, using any method or convention permitted by law and chosen by the Board. For purposes of making such allocations, the Board is hereby authorized to select any method, convention or extraordinary item permitted under Regulations Section 1.706-4 as the Board determines necessary or appropriate, which selection shall be set forth in a dated, written statement maintained with the Company’s books and records. The Members hereby agree that any such selection by the Board is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f).

(b)    In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article VI, the Board is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

(c)    The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Income and Losses and other items of income, gain, loss, deduction and credit for United States federal, state and local income tax purposes.

(d)    All matters concerning the allocations and other determinations provided for in this Article VI and any accounting procedures not expressly provided for in this Agreement shall be determined by the Board in its good faith discretion.

(e)    No Member shall file a notice of inconsistent treatment under Section 6222(b) of the Code or otherwise take any position for tax purposes that is inconsistent with the position taken by the Company without first providing the Company with reasonable advance written notice under the circumstances (which in no event shall be less than thirty (30) days prior to the date on which such inconsistent position may be taken) of such Member’s intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the Company and/or the other Members. After giving such notice, the Member proposing to take such inconsistent position shall work with the Company in good faith in an effort to resolve such inconsistent treatment. Any Member who fails to comply with the requirements of this Section 6.9(e) shall indemnify and hold harmless the Company and the other Members for any and all costs incurred by them (including reasonable attorney and/or other professional fees) that arise in connection with any inconsistent tax position taken by such Member.

(f)    Each Member acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors. Each Member agrees to retain records and information relating to the filing of any tax returns or any audit, litigation or other proceeding related to taxes associated with the matters described herein to the extent required by applicable law, and to cooperate to the extent reasonably requested by any other party in connection therewith, including, upon request, providing records and information that are relevant to such matters and making employees available on a mutually convenient basis to provide such additional information as may reasonably be requested by such other party.

ARTICLE VII

TRANSFERS OF INTERESTS; DISSOCIATION

7.1    Restrictions. No Member may Transfer all or any portion of his, her or its Interest without the prior written consent of a Requisite Interest, unless such Transfer is to (i) an Affiliate of such Member, or (iii) another Member of the Company.

7.2    Right of First Refusal. If any Member proposes to Transfer any Shares to a third party (the “Offeror”) who is not an Affiliate of such Member and such Member has obtained the prior written consent of a Requisite Interest to such Transfer, such Member shall first make an offering of such Shares (the “Right of First Refusal Shares”) to the Company and then to the holders of Shares in accordance with the following provisions:

 (a)    The Offeror shall communicate to the Company in writing (i) his, her or its bona fide intention to offer such Shares, (ii) the number of Shares to be offered and (iii) the terms and conditions of such offer (“Company Offer Notice”).

 (b)    Within [***] calendar days after receipt of the Company Offer Notice, the Company may communicate in writing its desire to purchase all of the Right of First Refusal Shares at the price and terms upon which the Offeror proposes to Transfer all of the Right of First Refusal Shares (the “Company Offer”). The Company Offer shall close no more than [***] days after the expiration of the [***]-day period.

 (c)    If the Company does not deliver a timely Company Offer, the Offeror shall communicate to each holder of Shares in writing (i) his, her or its bona fide intention to offer such Shares, (ii) the number of Shares to be offered and (iii) the terms and conditions of such offer (the “Share Offer Notice”).

 (d)    Within [***] calendar days after receipt of the Share Offer Notice, each holder of Shares shall have the right and option, by written notification to the Offeror, to purchase (i) all of the Right of First Refusal Shares, if it is the only other holder of Shares, or (ii), if there are more than one other holder of Shares, his, her or its proportionate percentage of the Right of First Refusal Shares (based upon the ratio of the number of Shares then owned by such holder to the aggregate number of Shares then owned by all eligible holders other than the Offeror) at the price and terms upon which the Offeror proposes to Transfer the applicable Right of First Refusal Shares. Each participating holder shall have a right of oversubscription (based upon the ratio of the number of Shares then owned by such participating holder to the aggregate number of Shares then owned by all such participating holders) such that if any holder fails to exercise his, her or its right and option under this paragraph, those participating holders shall, among them, have the right to purchase up to the balance of the remaining Right of First Refusal Shares.

 (e)    The Offeror may, during the [***] calendar day period following the expiration of the period provided in Section 7.2(d), offer the Right of First Refusal Shares to any Person or Persons at a price equal or greater than, and upon terms and conditions equivalent or more favorable to the Offeror than those specified in the Company Offer Notice and Share Offer Notice. If the Offeror does not consummate the sale of the Right of First Refusal Shares within such period, the right provided hereunder shall be deemed to be expired and such Right of First Refusal Shares shall not be offered unless first reoffered to the Company and holders of Shares in accordance herewith.

7.3    Co-Sale Right.

 (a)    General. If at any time a Member desires to Transfer in connection with a Sale of the Company all or any part of the Shares then owned by him, her or it (the “Proposed Shares”) to any party (the “Purchaser”) who is not an Affiliate of such Member, other than sales to be made pursuant to Section 7.2, each Member shall have the right to sell to the Purchaser, as a condition to such sale by the selling Member, at the same price per share and on the same terms and conditions as involved in such sale by the selling Member, such Member’s pro rata portion of the number of Shares equal to the aggregate number of Proposed Shares (after the exercise of any right of first refusal under Section 7.2) multiplied by a fraction, the numerator of which is the number of Shares owned by such Member (on a fully diluted basis) in the aggregate and the denominator of which is the sum of all Shares owned, in the aggregate, by all Members (other than the selling Member) immediately prior to the consummation of the proposed sale (including any Shares that all Members have collectively agreed to purchase pursuant to Section 7.2), plus the number of Shares held by the selling Member (on a fully diluted basis).

 (b)    Notice of Intent to Participate. If a Member wishes to participate in any sale under this Section 7.3, it shall notify the selling Member in writing of such intention as soon as practicable after such Member’s receipt of the Share Offer Notice made pursuant to Section 7.2, and in any event within the time period specified in Section 7.2. If any Member fails to notify the selling Member that it wishes to sell such Member’s full proportionate share, the Shares not so sold may be sold by the other Members proportionately in accordance with their then respective interests in the Shares of the Company (on a fully diluted basis), and the selling Member shall promptly notify each such other Member of such option. The procedure of pro-ration set forth herein shall continue in ten day intervals until either all of the Members have given notice of their intent to sell or all such Members have declined to sell or failed to provide notice of their intent to sell.

 (c)    Sale to Transferee. The selling Member and the Members, if participating, shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Shares proposed to be sold by them on the terms and conditions set forth in the Share Offer Notice; provided, however, that any purchase of less than all of such Shares by the Purchaser shall be made from the selling Member and the Members pro rata based upon the relative amount of the Shares that the selling Member and the Members are otherwise entitled to sell pursuant to Section 7.3(a).

7.4    Member’s Agreement. Each Member hereby severally agrees that:

 (a)    it shall not Transfer all or any part of his, her or its Interest in the Company except as permitted by this Agreement; and

 (b)    in no event shall all or any part of an Interest be Transferred to a minor or an incompetent except in trust or pursuant to the Uniform Gifts to Minors Act.

7.5    Effect of Prohibited Transfers. Any Transfer in contravention of any of the provisions of this Agreement shall be void and of no effect, and shall neither bind nor be recognized by the Company.

7.6    Assignees.

 (a)    Status of Assignees. An assignee of the Interest of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if, and only if, the assignee executes and delivers a joinder agreement so specifying or an additional signature page to this Agreement (and to the Certificate, if required), which agreement or signature page shall be executed by the Company’s Chief Executive Officer or other Person authorized by the

Board and by such assignee, and such other instruments, in form and substance satisfactory to the Board (acting exclusive of any Manager who is, or is affiliated with, the assigning Member), as may be necessary, appropriate or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by the terms and provisions of this Agreement. Any such assignee shall confirm in such joinder agreement or signature page that the representations and warranties contained in Section 3.7 are true and correct as to such assignee as of the date of such assignment.

 (b)    Assignees Subject to This Agreement. Any Person who acquires in any manner whatsoever an Interest or any part thereof in the Company, whether or not such Person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted into the Company as a Member as provided in Section 3.8, shall be deemed, by acceptance of the acquisition thereof, to have agreed to be subject to and bound by all of the obligations of this Agreement with respect to such Interest and shall be subject to the provisions of this Agreement with respect to any subsequent Transfer of such Interest

7.7    Drag Along.

 (a)    Actions to be Taken. In the event that (x) the Board and (y) a Majority in Interest (the “Electing Members”) approve a Sale of the Company in writing, then each Member hereby agrees:

(i)    if such transaction requires Member approval, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate or this Agreement required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)    if such transaction is a Share Sale, to sell the same proportion of Shares beneficially held by such Member as is being sold by the Electing Members to the Person to whom the Electing Members propose to sell their Shares and, except as permitted in Section 7.7(b), on the same terms and conditions as the Electing Members;

(iii)    to execute and deliver all related documentation and take such other action in support of such Sale of the Company as shall reasonably be requested by the Company or the Electing Members in order to carry out the terms and provision of this Section 7.7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), non-competition and non-solicitation agreement, and any similar or related documents;

(iv)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with such Sale of the Company;

(v)    to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi)    if the consideration to be paid in exchange for the Shares pursuant to this Section 7.7 includes any securities and due receipt thereof by any Member would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (B) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(vii)    in the event that the Electing Members, in connection with such Sale of the Company, appoint a Member representative (the “Member Representative”) with respect to matters affecting the Members under the applicable definitive transaction agreements following consummation of such Sale of the Company, (A) to consent to (x) the appointment of such Member Representative, (y) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations and (z) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Member Representative in connection with such Member Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Members, and (B) not to assert any claim or commence any suit against the Member Representative or any other Member with respect to any action or inaction taken or failed to be taken by the Member Representative in connection with its service as the Member Representative, absent fraud or willful misconduct.

 (b)    Exceptions. Notwithstanding the foregoing, a Member shall not be required to comply with this Section 7.7 in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i)    the liability for indemnification, if any, of such Member in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Members in connection with such Proposed Sale is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Member in connection with such Proposed Sale; and

(ii)    upon the consummation of the Proposed Sale, each holder of Shares will receive the same amount of consideration per Share as is received by other holders of Shares in respect of their Shares; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Shares pursuant to this Section 7.7(b)(ii) includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

7.8    Record Ownership. The Company, the Board and the officers of the Company shall be entitled to treat the record owner of any Interest as reflected on the Share Ledger as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Interest has been received and accepted by the Company and recorded on the Share Ledger.

7.9    Dissociation. Upon an Event of Dissociation with respect to a Member, the Company shall have the option (to be exercised in the sole discretion of the Board within 90 days of the occurrence of such event) to purchase any Shares held by such Member at a price equal to the fair market value (as determined in good faith by the Board, excluding any Manager that is subject to such Event of Dissociation) of such Shares, paid, as determined by the Board, excluding any Manager that is subject to such Event of Dissociation, in either one lump sum or in installments over a period not to extend beyond the third anniversary of such event. The holder of any Shares with respect to which the Company has exercised its right of repurchase in accordance with this Section 7.9 shall cease to have any rights with respect to such Shares immediately upon such exercise by the Company. The Company’s rights under this Section 7.9 shall be in addition to, and not exclusive of, any other rights the Company may have at law, in equity or otherwise.

7.10    Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Article VII are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that the Company and each of the Members shall be entitled to an injunction to prevent breaches of this Article VII, and to specific enforcement of this Article VII and its terms and provisions (including, without limitation, specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement) in any action instituted in any court of the United States or any state having subject matter jurisdiction. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

ARTICLE VIII

DISSOLUTION

8.1    Events Causing Dissolution. The Company shall be dissolved and its affairs wound up upon:

 (a)    The approval of the Board and the affirmative vote or written consent of a Majority in Interest; or

 (b)    The entry of a decree of judicial dissolution under Section 18-802 of the Act.

8.2    Termination of Membership. No Member shall resign or withdraw from the Company except that, subject to the restrictions set forth in Article VII and any legend on any relevant Share certificate, any Member may Transfer his, her or its Interest in the Company to an assignee and an assignee may become a Member in place of the Member which assigned his, her or its Interest with respect to the Interest Transferred. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not in and of itself cause the Company to be dissolved or its affairs to be wound up and, upon the occurrence of any such event, the Company shall be continued without dissolution.

8.3    Procedures On Dissolution. Dissolution of the Company shall be effective on the day on which occurs the event giving rise to the dissolution, but the Company shall not terminate until the Certificate shall have been canceled and the assets of the Company shall have been distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement. The Board or, if there be no Board, a liquidator appointed with the consent of the Members, shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate.

8.4    Distributions Upon Liquidation.

 (a)    In connection with any dissolution or liquidation of the Company, after payment of liabilities owing to creditors, the Board or liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserves may be paid over by the Board or such liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board or liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in paragraph (b) below.

 (b)    After paying such liabilities and providing for such reserves, and subject to Section 8.4(c) below, the Board or liquidator shall cause the remaining net assets of the Company to be distributed to and among the Members, after adjustment for all Income and Losses incurred in connection with the dissolution of the Company and liquidation of its assets as set forth in Section 6.6(a),

 (c)    In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the Board or liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form that would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value, as determined by the Board or liquidator, net of any liabilities.

ARTICLE IX

FISCAL MATTERS

9.1    Books and Records; Share Ledger. The Board shall keep, or cause the Company’s Secretary, if any, or another designated Person to keep:

 (a)    (i) complete and accurate books and records of the Company on the accrual basis method of reporting in accordance with generally accepted accounting principles in the United States, which shall be maintained and be available, in addition to any documents and information required to be furnished to the Members under the Act, at the office of the Company for examination and copying by any Member or Manager, or his, her or its duly authorized representatives, at the Member’s or Manager’s reasonable request and at the Member’s or Manager’s expense during ordinary business hours and (ii) a current list of the full name and last known address of each Member and Manager, a copy of this Agreement, any amendments thereto, the Certificate, including all certificates of amendment thereto, executed copies of all powers of attorney, if any, pursuant to which this Agreement, any amendment, the Certificate or any certificate of amendment has been executed, copies of the Company’s financial statements and federal, state and local income tax returns and reports, if any, for the three most recent Fiscal Years; provided, however, that the Company shall have no obligation to deliver or mail a copy of the Certificate or any amendment thereto to the Members; and

 (b)    a share ledger which shall set forth the Capital Contribution and Percentage Interest of each Member, as modified from time to time pursuant to this Agreement (the “Share Ledger”). The Share Ledger is confidential and shall not be available to inspection by any Member or any other party, except as permitted by the Board in its sole discretion.

9.2    Reports.

 (a)    The Company shall prepare and deliver to each Member regular financial and operational reports regarding the business and operations of the Company. Such reports shall include, without limitation, (i) quarterly management reports, consisting of a balance sheet, a statement of profits and losses and a state of cash flows as of the end of each such calendar quarter, and (ii) regularly updated budgets and forecasts for the business and operations of the Company.

 (b)    Within ninety (90) days after the end of each Fiscal Year, the Board shall cause to be prepared and made available to all Members a financial report of the Company for such Fiscal Year, including a balance sheet and a profit and loss statement, and, if such profit and loss statement is not prepared on a cash basis, a statement of changes in financial position. Within ninety (90) days after the end of each Fiscal Year, the Board shall furnish (or cause to be furnished) to all Members such information as may be needed to enable the Members to file their federal income tax returns and any required state income tax return. The cost of all such reporting shall be paid by the Company as a Company expense. Any Member may, at any time, at his, her or its own expense, cause an audit of the Company books to be made by a certified public accountant of his, her or its own selection.

9.3    Fiscal Year. The fiscal year of the Company shall end on December 31 of each year or such other date as required by the Code.

9.4    Tax Matters Representative. The Board shall designate an individual to serve as the “partnership representative” within the meaning of Section 6223(a) of the Code (the “Tax Matters Representative”) of the Company. If at any time such Person is not eligible under the Code to serve, is removed by the Board, or refuses or is unable to serve, as the Tax Matters Representative, another Tax Matters Representative shall be designated by the Board. The Tax Matters Representative is hereby authorized to and shall perform all duties of a Tax Matters Representative under the Code and shall serve as Tax Matters Representative until his, her or its resignation or until the designation of his, her or its successor, whichever occurs sooner. The Tax Matters Representative (a) shall consult with the Board regarding any notice of proposed partnership adjustment received by the Tax Matters Representative and (b) shall not take any binding action with respect to such notice without the consent of the Board. The initial Tax Matters Representative shall be Jeffrey M. Fryer. Each Member shall furnish the Company on a timely basis with such information and forms as the Company may require and are necessary to prepare and file the Company’s income tax returns, to comply with any laws or rules governing the obligations of withholding tax, to allow the Company or the Members to be subject to a reduced rate of tax, and to allow the Company to provide information pursuant to Chapter 63 of the Code (including to make any election or computation under the Partnership Tax Audit Rules), including information about the direct or indirect owners of a Member, to the extent the Member is reasonably able to obtain such information. This obligation to provide information shall continue even if the Member is no longer a Member of the Company. Within seventy five (75) days after the end of each fiscal year on a draft basis and no later than September 1st of the following fiscal year on a final basis, the Company shall deliver to each Member such Member’s Schedule K-1 and similar state, local and non-U.S. forms and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s federal, state or non-U.S. tax returns, including a statement showing such Member’s share of the Company’s income, gain or loss, expense and credit for such fiscal year for federal, state or non-U.S. income tax purposes. From time to time, as reasonably requested, the Company shall deliver to each Member such information as is reasonably necessary for such Member to determine the taxable income of the Company allocable to such Member for purposes of making estimated quarterly tax payments.

9.5    Treatment as a Partnership. The Members agree that the Company will be treated as a partnership for federal income tax purposes. The Board and the Tax Matters Representative shall not cause the Company to file, and the Company shall not file, a federal tax election under Section 301.7701-3 of the Treasury Regulations to treat the Company as an association taxable as a corporation for federal income tax purposes.

9.6    Management Agreement. The Company may engage Rallybio to perform some or all of the functions described in this Article IX. In the event the Company engages Rallybio to perform such functions, Rallybio will be reimbursed for its reasonable and documented costs and expenses in accordance with the terms of the management services agreement as between the Company and Rallybio which is being entered into on or about the date hereof; provided that the payment of any fees and expenses under such agreement (exclusive of payments to third parties providing services on behalf of, or for the benefit of, the Company) which exceed $40,000 per month shall be approved by the holders of a Requisite Interest. To the extent Exscientia performs services for the Company beyond the scope of what is contemplated under this Agreement, Exscientia and the Company shall use commercially reasonable efforts to enter into a similar services agreement with Exscientia.

ARTICLE X

GENERAL PROVISIONS

10.1    Notices. Except for notices of meetings of Managers and Members, notice of which shall be given in the manner provided in Sections 5.2(g) and 5.5(c), respectively, any and all notices under this Agreement shall be effective (a) on the fourth business day after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the first business day after being sent by express mail, receipt confirmed telecopy, or commercial overnight delivery service providing a receipt for delivery, (c) on the date of hand delivery or (d) on the date actually received, if sent by any other method. In order to be effective, all such notices shall be addressed, if to the Company, at its principal business address identified in Section 2.4 of this Agreement, or, if to a Member, at the last address of record on the Company’s books.

10.2    Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

10.3    Binding Provisions. Subject to the restrictions on Transfers set forth herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, Legal Representatives, successors and assigns.

10.4    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, including the Act, as interpreted by the courts of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary (provided that, as set forth in Section 5.8, to the extent not inconsistent with the specific provisions of this Agreement, the Act or the Certificate, the authority of the Board shall be determined by reference to the Delaware General Corporation Law).

10.5    Counterparts; Electronic Signature. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original or the same counterpart. A facsimile or other electronic signature of this Agreement shall be treated as an original signature.

10.6    Severability of Provisions. Each provision of this Agreement shall be considered separable. To the extent that any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act (and, if the Act is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation) and considering the intent of the parties hereto and the bargained for consideration or benefits to be received by each party hereto.

10.7    Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

10.8    Amendments and Waivers. Except as otherwise specifically provided in this Agreement, including, without limitation, Sections 3.8(b), 4.1, 5.6 and 5.11 of this Agreement, this Agreement or the Certificate may be amended and the observance of any term of this Agreement or the Certificate may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by written approval of a Majority in Interest; provided, the sections of this Agreement that require the approval of a Requisite Interest, including, without limitation, Section 5.6 may be amended and the observance of any term of this Agreement in said sections may be waived (either generally or in a particular instance, and either retroactively and prospectively) only by written approval of the holders of a Requisite Interest.

10.9    Reorganization into Corporate Form. Subject to Section 5.6, a Majority in Interest may effect a reorganization of the Company into a corporation (a “Successor Corporation”) by whatever means such holders deem desirable, including by causing the Members to exchange their shares for capital stock in a newly formed corporation; provided, however, that it shall be a condition precedent to such reorganization that in connection with such reorganization (a) that each Member’s relative percentage ownership interest of the outstanding common stock and preferred stock, if any, of the Successor Corporation immediately after such reorganization is such Member’s relative percentage ownership interest in the Company immediately prior to such reorganization (giving effect to all preferred returns contemplated herein) and (b) the relative preferences, powers, rights, qualifications, limitations and restrictions in respect of the outstanding common stock and preferred stock, if any, of the Successor Corporation immediately after such reorganization is the same as the relative preferences, powers, rights, qualifications, limitations and restrictions in respect of the Common Shares immediately prior to such reorganization, including with respect to liquidation preferences and any accruing distributions. In such case, all Members shall provide all necessary cooperation, including, without limitation, the execution of any documents (including any voting agreement) or filings that may be required. All Members will work together in good faith to accomplish the reorganization in the most tax-advantageous manner reasonably available. The Company and the Members shall use commercially reasonable efforts to cause the conversion to be structured on a tax-free basis, and to the extent requested by any Member classified as a corporation for U.S. federal income tax purposes, to cause the converted corporation to combine any such requesting Member with the converted corporation on a tax-free basis.

10.10    Third Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor (other than a Member who is a creditor) or other Person (other than a Member or Manager in his, her or its capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have any claim against) the Company or any of the Members or Managers. Moreover, notwithstanding anything contained in this Agreement, no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any Member or Manager.

10.11    Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President and Chief Executive Officer of the Company, and a designee of the Electing Members, and each of them, with full power of substitution, solely with respect to the election of persons as members of the Board in accordance with Section 5.2 and votes regarding any Sale of the Company pursuant to Section 7.7 (excluding the initial vote by the Members described in the first sentence of Section 7.7(a)), and hereby authorizes each of them to represent and to vote, if and only if the party (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement or to take any action necessary to effect such terms and provisions. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless this Section 10.11 expires. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Section 10.11 terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

10.12    Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings relating to such subject matter. The Members and Managers hereby agree that each Member and each Manager shall be entitled to rely on the provisions of this Agreement, and no Member or Manager shall be liable to the Company or any other Member or Manager for any action or refusal to act taken in good faith reliance on the terms of this Agreement. The Members and the Managers hereby agree that the duties and obligations imposed on the Members and Managers as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company, the Members and the Managers, notwithstanding any provision of the Act or common law to the contrary.

10.13    Waiver of Partition. Each Member agrees that irreparable damage would be done to the Company if any Member brought an action in court to dissolve the Company. Accordingly, unless otherwise expressly authorized in this Agreement, each Member agrees that he, she or it shall not, either directly or indirectly, take any action to require partition or appraisal of the Company or of any of the assets or properties of the Company, and notwithstanding any provisions of this Agreement to the contrary, each Member (and his, her or its successors and assigns) accepts the provisions of the Agreement as his, her or its sole entitlement on termination, dissolution and/or liquidation of the Company and hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale or other liquidation with respect to his, her or its interest in, or with respect to, any assets or properties of the Company; and each Member agrees that he, she or it shall not petition a court for the dissolution, termination or liquidation of the Company.

10.14    Judicial Venue. Except as specifically set forth in Section 5.13, any legal action or proceeding with respect to this Agreement shall be brought only in the courts of the State of New York located in New York, New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, each Member hereby accepts the jurisdiction of the aforesaid courts with respect to any such action or proceeding.

10.15    Jury Trial Waiver. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SHARES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.16    Confidentiality. Each Member agrees that such Member shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10.16 by such Member), (b) is or has been independently developed or conceived by the Member without use of the Company’s confidential information or (c) is or has been made known or disclosed to the Member by a third party without a breach of any obligation of confidentiality such third party may have to the Company of which the Member is aware; provided, however, that a Member may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Shares from such Member, if such prospective purchaser agrees in writing to be bound by the provisions of this Section 10.16; (iii) to any existing or prospective Affiliate, partner, member, stockholder or wholly owned subsidiary of such Member in the ordinary course of business, if such Person agrees in writing to be bound by the provisions of this Section 10.16; or (iv) as may otherwise be required by law, provided that the Member promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

10.17    Publicity. The Members agree that either Member may issue, itself or jointly with the other Member, a press release promptly following the Effective Date in a form agreed upon by the Members, a draft of which is attached hereto as Schedule B. Neither Member shall use the name, insignia, symbol, trademark, trade name or logotype of the other Member or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Member, except for those disclosures made pursuant to this Section 10.17. Rallybio or Exscientia may publicly disclose any information previously contained in any press release or announcement approved by the other Member in accordance with this Section 10.17 without a requirement of re-approval.

10.18    Aggregation of Shares. All Shares held or acquired by Affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and the exercise of any such rights may be allocated among such Affiliated Persons in such manner as such Affiliated Persons may determine in their discretion.

10.19    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

10.20    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.21    Rules of Usage. In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) ”hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) ”including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) ”or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Signature Page(s) Follow]

The parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RE VENTURES I, LLC

/s/ Jeffrey Fryer
By: Jeffrey Fryer
Title: Manager

MEMBERS:

RALLYBIO IPB, LLC

/s/ Jeffrey Fryer
By: Jeffrey Fryer
Title: Chief Financial Officer

EXSCIENTIA LIMITED

/s/ Georgy Egorov
By: Georgy Egorov
Title: Chief Financial Officer

[Signature Page to RE VENTURES I, LLC Operating Agreement]

RE VENTURES I, LLC

SCHEDULE A

Name	Total Common Shares	Initial Capital Contribution	Value of Initial Capital Contribution	Percentage Interest	Date Admitted
Rallybio IPB, LLC	1,250,000	The cash consideration set forth in Section 3.4(a) and Section 3.4(c).	£1,250,000	50%	July 19, 2019

Exscientia Limited	1,250,000	The cash consideration set forth in Section 3.4(a) and Section 3.4(c)	£1,250,000	50%	July 19, 2019